Exhibit 99.1

Excerpts from Monthly Operating Report for the Period from
November 1, 2015 to November 30, 2015

General Notes

Description of These Chapter 11 Cases

On January 15, 2015 (the “Petition Date”), each of the Debtors filed voluntary petitions for relief under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Northern District of Illinois (the “Bankruptcy Court”). The Debtors’ chapter 11 cases are jointly administered for procedural purposes only under In re Caesars Entertainment Operating Company, Inc., No. 15-01145 (ABG) (Bankr. N.D. Ill.) pursuant to an order entered by the Bankruptcy Court on January 16, 2015 [Docket No. 43]. On February 5, 2015, the United States Trustee for the Northern District of Illinois (the “U.S. Trustee”) appointed a statutory committee of unsecured creditors and a statutory committee of second priority noteholders, in each case pursuant to section 1102(a)(1) of the Bankruptcy Code [Docket Nos. 264, 266, 317]. On March 12, 2015, the Bankruptcy Court entered an order granting in part and denying in part the motions to appoint an examiner pursuant to section 1104 of the Bankruptcy Code [Docket No. 675]. The Debtors continue to operate their business and manage their properties as debtors in possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code. Additional information about these chapter 11 cases, court filings, and claims information is available at the Debtors’ restructuring website: https://cases.primeclerk.com/ceoc/.

Notes to MOR-2 and MOR-3:

This Monthly Operating Report (“MOR”) has been prepared on a consolidated basis for the Debtors. For the basis of presentation, “affiliates” reflect investments made by CEOC or other enterprise wide non-CEOC entities. Non-debtor CEOC subsidiaries are accounted for using the equity method. The financial information contained herein is unaudited, limited in scope, covers a limited time period, and has been prepared solely for the purpose of complying with the monthly reporting requirements applicable in these chapter 11 cases.

As noted above, this MOR is not prepared in accordance with GAAP and does not include all of the information and footnotes required thereby. Additionally certain transactions that would be required to be included in GAAP financial statements are not reflected in this MOR. There can be no assurance that the consolidated financial information presented herein is complete, and readers are strongly cautioned not to place reliance on this MOR, which was not prepared for the purpose of providing the basis for an investment decision relating to any of the securities of the Debtors.

The unaudited financial statements have been derived from the books and records of the Debtors. The information furnished in this MOR includes certain normal recurring adjustments, but may not include all the adjustments that would typically be made for the quarterly and annual consolidated financial statements in accordance with GAAP. Furthermore, the monthly financial information contained herein has not been subjected to the same level of accounting review and testing that the Debtors apply in the preparation of their quarterly and annual consolidated financial information in accordance with GAAP. Upon the application of such procedures, the Debtors believe that the financial information may be subject to change, and these changes could be material.

The financial information contained herein is presented on a preliminary and unaudited basis and remains subject to future adjustment (which may be material) and reconciliation. However, the Debtors are not required to publicly update this MOR to reflect more current facts or estimates, or upon the occurrence of future events, including if the facts, estimates, or assumptions upon which this MOR is based change.

The results of operations contained herein are not necessarily indicative of results that may be expected from any other period or for the full year and may not necessarily reflect the consolidated results of operations, financial position, and cash flows of the Debtors in the future. The Debtors have not made and do not make any representation to any person regarding the Debtors’ future results.

UNITED STATES BANKRUPTCY COURT
NORTHERN DISTRICT OF ILLINOIS
EASTERN DIVISION

In re: CAESARS ENTERTAINMENT OPERATING Case No.:         15-01145 (ABG)
COMPANY, INC., et al. Debtors.                     Reporting Period: 11/1/2015 - 11/30/2015

Notes to the Monthly Operating Report
Intercompany transactions between Debtors have been eliminated from the financial statements contained herein. Intercompany transactions with the Debtors’ non-Debtor subsidiaries and affiliates have been included in the financial statements.

As a result of the Debtors’ chapter 11 filings, the payment of prepetition indebtedness is subject to compromise or other treatment under a plan of reorganization. The amounts currently classified as liabilities subject to compromise may be subject to future adjustments depending on Bankruptcy Court actions, payments pursuant to Bankruptcy Court order, further developments with respect to, among other things, the reconciliation and adjudication of claims, determinations of the secured status of certain claims, the value of any collateral securing such claims, rejection of executory contracts, or other events. The determination of how liabilities will ultimately be settled and treated cannot be made until the Bankruptcy Court approves a chapter 11 plan of reorganization. Accordingly, the ultimate amount of such liabilities is not determinable at this time.

There can be no assurance that, from the perspective of an investor or potential investor in the Debtors’ securities that this MOR is complete. Likewise, no assurance can be given as to the value, if any, that may be ascribed to the Debtors' various prepetition liabilities and other securities. Results set forth in this MOR should not be viewed as indicative of future results. Accordingly, caution should be exercised with respect to existing and future investments in any of these securities or claims against the Debtors.

UNITED STATES BANKRUPTCY COURT
NORTHERN DISTRICT OF ILLINOIS
EASTERN DIVISION

In re: CAESARS ENTERTAINMENT OPERATING Case No.:         15-01145 (ABG)
COMPANY, INC., et al. Debtors.                     Reporting Period: 11/1/2015 - 11/30/2015

MOR - 2
Statement of Operations (Unaudited) - Month Ended November 30, 2015 (in millions)

Month Ended
November 30, 2015
Revenues
Casino	$232.2
Food and beverage	54.1
Rooms	34.1
Management fees	7.5
Other	15.4
Reimbursed management costs	6.4
Less: casino promotional allowances	(40.3)
Net revenues	309.4
Operating expenses
Direct
Casino	127.7
Food and beverage	23.6
Rooms	7.3
Property, general, administrative, and other	58.2
Reimbursable management costs	6.4
Depreciation and amortization	18.1
Write-downs and reserves, net of recoveries	0.3
Gain on interests in CEOC non-debtor subsidiaries and non-consolidated affiliates	(13.2)
Corporate expense	11.1
Acquisition and integration costs	0.1
Amortization of intangible assets	3.1
Total operating expenses	242.7
Income from operations	66.7
Interest expense	(1.7)
Other income, including interest income	1.7
Reorganization items	(35.1)
Income from continuing operations, before income taxes	31.6
Income tax expense	(0.1)
Net income from continuing operations, net of income taxes	31.5
Discontinued operations
Loss from discontinued operations	(1.3)
Income tax expense	—
Loss from discontinued operations, net of income taxes	(1.3)
Net income	30.2
Less: net income attributable to noncontrolling interests	(0.6)
Net income attributable to CEOC Debtors	$29.6

UNITED STATES BANKRUPTCY COURT
NORTHERN DISTRICT OF ILLINOIS
EASTERN DIVISION

In re: CAESARS ENTERTAINMENT OPERATING Case No.:         15-01145 (ABG)
COMPANY, INC., et al. Debtors.                     Reporting Period: 11/1/2015 - 11/30/2015

MOR - 3
Balance Sheet (Unaudited) - As of November 30, 2015 (in millions)

As of November 30, 2015
Assets
Current assets
Cash and cash equivalents	$1,301.8
Restricted cash	0.1
Receivables, net	265.0
Prepayments and other current assets	51.4
Inventories	25.8
Due from non-debtor subsidiaries and affiliates	201.5
Total current assets	1,845.6
Property and equipment, net	5,508.3
Goodwill	673.9
Intangible assets other than goodwill	2,341.8
Investments in and advances to non-consolidated affiliates	21.4
Restricted cash	10.5
Deferred charges and other	285.5
Note receivable from non-debtor subsidiaries	798.7
Assets held for sale	21.2
Total assets	$11,506.9
Liabilities and Stockholders' Deficit
Current liabilities
Accounts payable	$124.1
Due to non-debtor subsidiaries and affiliates	22.6
Accrued expenses	445.6
Interest payable	1.1
Deferred income taxes	103.1
Total current liabilities	696.5
Accumulated losses in excess of investment in non-debtor subsidiaries	903.7
Deferred income taxes	1,271.6
Deferred credits and other	229.0
Liabilities subject to compromise	18,914.1
Total liabilities	22,014.9

Stockholders' deficit	(10,531.3)
Noncontrolling interests	23.3
Total stockholders' deficit	(10,508.0)
Total liabilities and stockholders' deficit	$11,506.9